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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
    ------------------------------------------------------------------------


                                    FORM 8-K


                      -------------------------------------


                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934



            JULY 20, 2001                       1-15117
--------------------------------------   ---------------------------------------
Date of Report (Date of earliest event       (Commission File Number)
            reported)


                             ON2 TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                  84-1280679
--------------------------------------   ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
  incorporation or organization)



                      145 HUDSON STREET, NEW YORK, NY 10013
           ----------------------------------------------------------
           (Address of principal executive offices)   (Zip Code)


                                 (917) 237-0500
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS

On July 18, 2001, On2 Technologies, Inc. ("On2" or the "Company") and The Travelers Indemnity Company ("Travelers"), entered in a Unit Purchase Agreement whereby On2 sold to Travelers an aggregate of 3,571,429 units ("Units") each of which consisted of (i) one share of common stock of the Company and (ii) one warrant to purchase 1.5 shares of the Company's common stock ("Warrant"). The purchase price for each Unit was $0.56. The Warrants have an exercise price per share equal to $0.56 and expire on July 18, 2005. Travelers is entitled to certain demand and piggyback registration rights for both the common shares received and the common shares underlying the Warrants.



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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not required.

      (b)   Not required.


      (c)   Exhibits

           Exhibit No.     Description
           -----------     -----------

            99.1 Unit Purchase Agreement, dated as of July 18, 2001 by and among On2 Technologies, Inc. and Travelers Indemnity Company.

            99.2 Investors Rights Agreement, dated as of July 18, 2001, between Travelers Indemnity Company and On2 Technologies, Inc.






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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ON2 TECHNOLOGIES INC.

                              By: /s/  Mark J. Meagher
                                 ------------------------------------
                                    Name:   Mark J. Meagher
                                    Title:  Executive Vice President and
                                            Chief Financial Officer

Dated:  July 20, 2001




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